SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Baker Hughes, a GE company

(Name of Registrant as Specified in its Charter)

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Contact Person:
Lee Whitley
17021 Aldine Westfield Road
Houston, Texas 77073
Tel: (713) 439-8600

Baker Hughes, a GE company
17021 Aldine Westfield Road
Houston, Texas 77073

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Introduction

This Information Statement is being furnished by Baker Hughes, a GE company, a Delaware corporation (the “Company,” “we,” “our,” “us” or words of similar import), to our shareholders regarding an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). The amendment would amend Article I of our Certificate of Incorporation to change our name from “Baker Hughes, a GE company” to “Baker Hughes Company.”

The amendment to our Certificate of Incorporation was unanimously adopted by our Board of Directors (the “Board”) and was adopted by written consent by our majority stockholder, General Electric Company and certain of its subsidiaries (collectively, “GE”), which beneficially owns 521,543,095 shares of our Class B common stock or approximately 100% of our Class B common stock, which is 50.2% of our outstanding voting securities on a combined basis, effective September 11, 2019. No other votes were required or necessary to adopt the amendment to our Certificate of Incorporation, and none is being solicited hereunder. See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval,” herein.

The amendment to our Certificate of Incorporation is the only matter covered by this Information Statement.

Approximate Date of Mailing

September 26, 2019.

Reasons for the Adoption of the Amendment to our Amended and Restated Certificate of Incorporation

The reason for the change in our name is to better reflect our current and intended principal business operations. On September 16, 2019, we announced the closing of (i) the sale of our Class A common stock in a registered public offering by GE and (ii) the repurchase of our Class B common stock in a privately negotiated transaction by us from GE (together, the “Transactions”). As a result of the Transactions, GE ceased to own more than fifty percent (50%) of the voting power of our outstanding common stock (the “Trigger Date”), consistent with their previously announced intention for a full separation from BHGE in an orderly fashion over the next two to three years. The name change has also been effected in order to comply with applicable provision of the Amended and Restated Trademark License Agreement, between GE and Baker Hughes, a GE company, LLC, dated November 13, 2018, in connection with the occurrence of the Trigger Date.

Dissenters’ Rights

There are no dissenters’ rights applicable with respect to this amendment to our Certificate of Incorporation.

Interest of Certain Persons in Matters to be Acted Upon

Except for certain of our directors in their capacity as affiliates and Board appointees of GE, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to our Certificate of Incorporation, which is not shared by all other shareholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The securities that would have been entitled to vote if a meeting was required to have been held regarding the amendment to our Certificate of Incorporation consist of shares of our Class A common stock and Class B common stock (together, “common stock”). Each share of our common stock is entitled to one vote on a combined basis except otherwise provided by law. The number of outstanding shares of our Class A common stock and Class B common stock at the close of business on September 11, 2019, the record date of the written consent by GE with respect to this amendment, was 516,890,143 and 521,543,095 shares, respectively.

Security Ownership of Principal Holders and Management

The following table sets forth certain information as of September 11, 2019, regarding the current beneficial ownership of the shares of our common stock by: (i) each person known by us to own more than 5% of the outstanding shares of our common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares reflected herein. The address for all executive officers and directors listed below is 17021 Aldine Westfield Road Houston, Texas 77073, which is our principal executive office address. The information presented is based upon 1,038,433,238 outstanding shares of our common stock.

Beneficial Owners

Name and Address	Title of Class	Shares	Percent of Class	Percent of Total Shares Outstanding
General Electric Company(1) 33-41 Farnsworth Street Boston, MA 02210	Class B common stock	521,543,095	100%	50.2%

Capital World Investors(2) 333 South Hope Street Los Angeles, CA 90071	Class A common stock	60,204,836	11.6%	5.8%

Dodge & Cox(3) 555 California Street, 40th Floor San Francisco, CA 94104	Class A common stock	54,838,110	10.6%	5.3%

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	Class A common stock	47,347,612	9.2%	4.6%

FMR LLC(5) 245 Summer Street Boston, MA 02210	Class A common stock	36,476,703	7.1%	3.5%

BlackRock Inc.(6) 55 East 52nd Street New York, NY 10055	Class A common stock	35,009,945	6.8%	3.4%

Security Ownership of Executive Officers and Directors

Name	Class A Shares Owned as of March 15, 2019	Class A Shares Subject to Options and RSUs Which are or will Become Exercisable or Vested Prior to May 14, 2019	Total Beneficial Ownership as of March 15, 2019	% of Class(7)
W. Geoffrey Beattie	12,217	-	12,217	-
Gregory D. Brenneman	101,842	-	101,842	-
Clarence P. Cazalot, Jr.	43,894	13,142	57,036	-
Martin S. Craighead	510,058	588,173	1,098,231	-
Lynn L. Elsenhans	28,816	18,010	46,826	-
Jamie S. Miller	-	-	-	-

Name	Class A Shares Owned as of March 15, 2019	Class A Shares Subject to Options and RSUs Which are or will Become Exercisable or Vested Prior to May 14, 2019	Total Beneficial Ownership as of March 15, 2019	% of Class(7)
James J. Mulva	5,380	-	5,380	-
John G. Rice	5,000	-	5,000	-
Lorenzo Simonelli	61,647	191,502	253,149	-
Brian Worrell	26,735	49,404	76,139	-
Roderick Christie	12,316	28,231	40,547	-
Maria Claudia Borras	18,405	38,279	56,684	-
Derek Mathieson	102,627	120,037	222,664	-
All directors and executive officers as a group (17 persons)(8)	989,665	1,173,115	2,162,780	-

(1)	The number of shares is based on a Schedule 13D/A filed with the SEC on August 2, 2019. According to the filing, General Electric Company directly owns 23,369,778 shares and 498,173,317 shares are owned by General Electric Company’s wholly-owned subsidiaries. According to the Schedule 13D/A filed with the SEC on August 2, 2019 and assuming the exchange of all Class B common stock into Class A common stock (for a total of 1,038,433,238 shares of Class A common stock on a fully exchanged basis), (i) General Electric Company has sole voting power over 23,369,778 shares and sole dispositive power over all such shares, and shared voting power over 498,173,317 shares and shared dispositive power over all such shares, (ii) GE Investments, Inc. has shared voting power over 5,403,956 shares and shared dispositive power over all such shares, (iii) GE Oil & Gas US Holdings IV, Inc. has shared voting power over 48,896,204 shares and shared dispositive power over all such shares, (iv) GE Holdings (US), Inc. has shared voting power over 5,403,946 shares and shared dispositive power over all such shares and (v) GE Oil & Gas US Holdings I, Inc. has shared voting power over 443,873,157 shares and shared dispositive power over all such shares.

(2)	The number of shares is based on the Schedule 13G filed with the SEC on February 14, 2019. According to the filing, (i) Capital World Investors has sole power to vote 60,154,116 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 60,204,836 shares and does not share power to dispose of any of the shares. Capital World Investors divisions of CRMC and Capital International Limited collectively provide investment management services under the name Capital World Investors. Capital World Investors is deemed to be the beneficial owner of 60,204,836 shares or 11.6% of the Company’s Class A common stock.

(3)	The number of shares is based on the Schedule 13G filed with the SEC on January 10, 2019. According to the filing, (i) Dodge & Cox has sole power to vote 52,444,747 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 54,838,110 shares and does not share power to dispose of any of the shares. Dodge & Cox Stock Fund, an investment company registered under the Investment Company Act of 1940, has an interest of 36,084,952 shares, or 7%, of the Company’s Class A common stock.

(4)	The number of shares is based on the Schedule 13G filed with the SEC on February 11, 2019. According to the filing, (i) the Vanguard Group has sole power to vote 606,602 shares and shared power to vote 96,594 shares and sole power to dispose of 46,655,512 shares and shared power to dispose of 692,100 shares, (ii) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 434,599 shares or 0.08% of the Class A common stock of the Company, and (iii) Vanguard Investments Australia Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 422,935 shares or 0.08% of the Class A common stock of the Company.

(5)	The number of shares is based on the Schedule 13G dated February 13, 2019 and filed with the SEC by FMR LLC. According to the filing, (i) FMR LLC has sole power to vote 4,220,841 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 36,476,703 shares and does not share power to dispose of any of the shares.

(6)	The number of shares is based on the Schedule 13G/A filed on March 25, 2019. According to the filing, (i) BlackRock, Inc. has sole power to vote 30,683,071 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 35,009,945 shares and does not share power to dispose of any of the shares.

(7)	No percent of class is shown for holdings of less than 1%.

(8)	The totals in this row include the named executive officers (NEOs), current directors and all Section 16 officers.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Delaware Law

Section 242 of the Delaware General Corporation Law (the “DGCL”) provides that every amendment to the Certificate of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the outstanding securities of the Company entitled to vote on any such amendment. Section 228 provides that persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of shareholders may adopt such action without a meeting by written consent. Section 1.10(D) of Article I of our Bylaws also conforms to the provisions of Section 228 of the DGCL, allowing shareholder approval by written consent in this situation.

Resolutions to effect the amendment were unanimously adopted by our Board of Directors on August 2, 2019 and the written consent to effect the amendment by GE was entered into on September 11, 2019. GE beneficially owns 50.2% of our outstanding voting securities on a combined basis. No other votes or consents are required or necessary to effect the amendment to our Certificate of Incorporation.

NOTICE

THE MAJORITY STOCKHOLDER OF OUR COMPANY HAS CONSENTED TO THE ADOPTION OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION BY OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THE AMENDMENT UNDER DELAWARE LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE IS REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

Date: September 16, 2019

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Corporate Secretary